SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 20, 2010

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced first quarter  results through March 31, 2010.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated April 20, 2010, announcing the first quarter results through March 31, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: April 20, 2010

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FIRST QUARTER OF 2010

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported a first quarter 2010 net loss of $918,000 or $0.06 per diluted common share.  This represents a decrease of $1.5 million from the first quarter 2009 net income of $533,000 or $0.01 per diluted common share but an improvement from the more recently reported fourth quarter 2009 net loss of $1.7 million or $0.09 per diluted common share.

Glenn L. Wilson, President and Chief Executive Officer, commented on the 2010 first quarter financial results, “AmeriServ Financial reported a loss for the first quarter of 2010 due to an increased provision for loan losses.  We continue to carefully monitor our commercial loan portfolio during this difficult economic environment to insure that we provide the needed reserves in a consistent and realistic manner.  This review indicated the need for a $3.1 million contribution to our allowance for loan losses in the first quarter of 2010; although the amount of the quarterly provision has now declined for two consecutive quarters.  As a result of our disciplined approach, the allowance for loan losses provided 110% coverage of non-performing loans at March 31, 2010 and represented 3.02% of total loans outstanding.  These sound reserve coverage measures combined with our strong capital position and good core retail banking fundamentals provide AmeriServ with excellent flexibility to work through this challenging period and position us well for the eventual economic recovery.”

The Company’s net interest income in the first quarter of 2010 was comparable with the prior year first quarter as it declined by only $20,000.  The Company’s first quarter 2010 net interest margin of 3.78% was six basis points better than the 2009 first quarter margin of 3.72% and three basis points better than the more recent fourth quarter 2009 net interest margin of 3.75%.  This relative stability in net interest income and margin performance is reflective of the Company’s strong liquidity position and its ability to reduce its funding costs during a period of deposit growth.  Specifically, total deposits averaged $787 million in the first quarter of 2010, an increase of $72 million or 10.1% over the first quarter 2009.  The Company believes that uncertainties in the economy have contributed to growth in money market accounts, certificates of deposit and demand deposits as consumers have looked for safety in well capitalized community banks like AmeriServ Financial.  Overall, the decline in interest expense has been comparable with the drop in interest revenue which has been impacted by a $10 million or 1.4% decrease in total loans outstanding since December 31, 2009.

The Company appropriately strengthened its allowance for loan losses in the first quarter of 2010 in response to ongoing careful monitoring of the commercial loan and commercial real estate portfolios.  A weak economic environment caused higher levels of nonperforming loans and classified loans.  When determining the provision for loan losses, the Company considers a number of factors some of which include periodic credit reviews, non-performing, delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends.  Overall, the Company recorded a $3.1 million provision for loan losses in the first quarter of 2010 compared to a $1.8 million provision in the first quarter of 2009, or an increase of $1.3 million.  Actual credit losses realized through charge-offs, however, are running well below the provision level but are higher than the prior year.  For the first quarter 2010, net charge-offs amounted to $1.2 million or 0.69% of total loans compared to net charge-offs of $49,000 or 0.03% of total loans for the first quarter 2009.    During the first quarter, non-performing assets increased by $2 million to $20.3 million or 2.85% of total loans at March 31, 2010.  This increase was caused by the transfer of one commercial real estate loan that is secured by newly constructed student housing into non-accrual status as the project has not yet stabilized to support the required principal payments on the loan.  In summary, the allowance for loan losses provided 110% coverage of non-performing loans and was 3.02% of total loans at March 31, 2010, compared to 115% of non-performing loans and 2.72% of total loans at December 31, 2009.

The Company’s non-interest income in the first quarter of 2010 decreased by $261,000 or 7.3% from the prior year’s first quarter.  The largest item responsible for the quarterly decline was a $105,000 decrease in trust fees as a result of reductions in the market value of assets managed due to lower values in its specialty real estate funds in 2010.  Deposit service charges also dropped by $101,000 due to fewer overdraft fees.  These negative items were partially offset by a $50,000 increase in investment advisory fees due to improved equity values in the first quarter of 2010.

Total non-interest expense in the first quarter of 2010 increased by $602,000 or 6.6% when compared to the first quarter of 2009.  FDIC deposit insurance expense was the largest factor contributing to the higher non-interest expense as it increased by $299,000 in the first quarter of 2010 due to an increased basic assessment rate.  Professional fees also increased by $182,000 due to increased legal fees, consulting expenses and recruitment costs in the Trust Company during the first quarter of 2010.  Total salaries and benefits expense in the first quarter of 2010 increased by $107,000 or 2.1% as a result of higher medical insurance costs.

ASRV had total assets of $961 million and shareholders’ equity of $106 million or a book value of $4.04 per common share at March 31, 2010.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status with a risk based capital ratio of 15.52%, an asset leverage ratio of 11.01% and a tangible common equity to tangible assets ratio of 7.70% at March 31, 2010.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

April 20, 2010

(In thousands, except per share and ratio data)

(All quarterly and 2010 data unaudited)

2010

1QTR

PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$(918)
Net income (loss) available to common shareholders	(1,181)

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	(0.39)%
Return on average equity	(3.47)
Net interest margin	3.78
Net charge-offs as a percentage of average loans	0.69
Loan loss provision as a percentage of average loans	1.72
Efficiency ratio	85.42

PER COMMON SHARE:
Net income (loss):
Basic	$(0.06)
Average number of common shares outstanding	21,224
Diluted	(0.06)
Average number of common shares outstanding	21,224

2009

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$533	$(939)	$(2,810)	$(1,679)	$(4,895)
Net income available to common shareholders	274	(1,202)	(3,073)	(1,941)	(5,942)

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.22%	(0.39)%	(1.15)%	(0.70)%	(0.51)%
Return on average equity	1.90	(3.29)	(9.83)	(6.01)	(4.33)
Net interest margin	3.72	3.66	3.57	3.75	3.72
Net charge-offs as a percentage of average loans	0.03	0.19	0.35	1.82	0.60
Loan loss provision as a percentage of average loans	1.02	1.81	3.42	2.05	2.09
Efficiency ratio	78.22	82.56	84.00	92.82	84.39

PER COMMON SHARE:
Net income:
Basic	$0.01	$(0.06)	$(0.15)	$(0.09)	$(0.28)
Average number of common shares outstanding	21,137	21,151	21,178	21,219	21,172
Diluted	0.01	(0.06)	(0.15)	(0.09)	(0.28)
Average number of common shares outstanding	21,137	21,152	21,182	21,219	21,174

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(All quarterly and 2010 data unaudited)

2010

1QTR
PERFORMANCE DATA AT PERIOD END
Assets	$960,817
Short-term investment in money market funds	2,105
Investment securities	150,073
Loans	712,929
Allowance for loan losses	21,516
Goodwill	12,950
Deposits	802,201
FHLB borrowings	25,296
Shareholders’ equity	106,393
Non-performing assets	20,322
Asset leverage ratio	11.01%
Tangible common equity ratio	7.70
PER COMMON SHARE:
Book value (A)	$4.04
Market value	1.67
Trust assets – fair market value (B)	$1,398,215

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	353
Branch locations	18
Common shares outstanding	21,223,942

2009

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$975,062	$978,899	$959,344	$970,026
Short-term investment in money market funds	10,817	7,516	6,565	3,766
Investment securities	138,853	136,119	138,715	142,883
Loans	726,961	739,649	722,540	722,904
Allowance for loan losses	10,661	13,606	19,255	19,685
Goodwill and core deposit intangibles	13,498	13,498	12,950	12,950
Deposits	746,813	783,807	779,185	786,011
FHLB borrowings	90,346	57,702	44,451	51,579
Shareholders’ equity	114,254	112,880	110,706	107,254
Non-performing assets	5,099	14,670	23,689	18,337
Asset leverage ratio	11.82%	11.61%	11.41%	11.06%
Tangible common equity ratio	8.35	8.17	8.16	7.71
PER COMMON SHARE:
Book value (A)	$4.44	$4.37	$4.25	$4.09
Market value	1.67	1.85	1.80	1.67
Trust assets – fair market value (B)	$1,432,375	$1,376,272	$1,340,119	$1,358,570

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	355	352	350	345
Branch locations	18	18	18	18
Common shares outstanding	21,144,700	21,156,801	21,215,115	21,221,909

NOTES:

(A) Preferred stock received through the Capital Purchase Program is excluded from the book value per common share calculation.

        (B)  Not recognized on the balance sheet.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(All quarterly and 2010 data unaudited)

2010

INTEREST INCOME	1QTR
Interest and fees on loans	$10,020
Total investment portfolio	1,445
Total Interest Income	11,465

INTEREST EXPENSE
Deposits	2,927
All borrowings	417
Total Interest Expense	3,344

NET INTEREST INCOME	8,121
Provision for loan losses	3,050
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,071

NON-INTEREST INCOME
Trust fees	1,454
Net realized gains on investment securities	65
Net realized gains on loans held for sale	131
Service charges on deposit accounts	572
Investment advisory fees	187
Bank owned life insurance	254
Other income	637
Total Non-interest Income	3,300

NON-INTEREST EXPENSE
Salaries and employee benefits	5,199
Net occupancy expense	736
Equipment expense	418
Professional fees	1,102
FDIC deposit insurance expense	331
Other expenses	1,978
Total Non-interest Expense	9,764

PRETAX INCOME (LOSS)	(1,393)
Income tax expense (benefit)	(475)
NET INCOME (LOSS)	(918)
Preferred stock dividends	263
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(1,181)

2009

					YEAR
INTEREST INCOME	1QTR	2QTR	3QTR	4QTR	TO DATE
Interest and fees on loans	$10,349	$10,544	$10,247	$10,310	$41,450
Total investment portfolio	1,586	1,511	1,451	1,457	6,005
Total Interest Income	11,935	12,055	11,698	11,767	47,455

INTEREST EXPENSE
Deposits	3,255	3,405	3,316	3,134	13,110
All borrowings	539	479	457	436	1,911
Total Interest Expense	3,794	3,884	3,773	3,570	15,021

NET INTEREST INCOME	8,141	8,171	7,925	8,197	32,434
Provision for loan losses	1,800	3,300	6,300	3,750	15,150
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,341	4,871	1,625	4,447	17,284

NON-INTEREST INCOME
Trust fees	1,559	1,438	1,377	1,274	5,648
Net realized gains on investment securities	101	63	-	-	164
Net realized gains on loans held for sale	118	163	213	157	651
Service charges on deposit accounts	673	710	712	674	2,769
Investment advisory fees	137	152	176	183	648
Bank owned life insurance	250	254	258	446	1,208
Other income	723	711	718	688	2,840
Total Non-interest Income	3,561	3,491	3,454	3,422	13,928

NON-INTEREST EXPENSE
Salaries and employee benefits	5,092	4,983	5,114	5,337	20,526
Net occupancy expense	722	641	602	667	2,632
Equipment expense	415	442	398	437	1,692
Professional fees	920	873	1,050	1,189	4,032
FDIC deposit insurance expense	32	691	311	636	1,670
Amortization of core deposit intangibles	108	-	-	-	108
Other expenses	1,873	2,006	2,091	2,527	8,497
Total Non-interest Expense	9,162	9,636	9,566	10,793	39,157

PRETAX INCOME (LOSS)	740	(1,274)	(4,487)	(2,924)	(7,945)
Income tax expense (benefit)	207	(335)	(1,677)	(1,245)	(3,050)
NET INCOME (LOSS)	533	(939)	(2,810)	(1,679)	(4,895)
Preferred stock dividends	259	263	263	262	1,047
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$274	$(1,202)	$(3,073)	$(1,941)	$(5,942)

AMERISERV FINANCIAL, INC.

Nasdaq: ASRV

Average Balance Sheet Data (In thousands)

(All quarterly and 2010 data unaudited)

2010

2009

	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$717,247	$714,253
Deposits with banks	1,711	3,158
Short-term investment in money market funds	4,545	10,112
Federal funds	2,394	55
Total investment securities	148,399	148,465

Total interest earning assets	874,296	876,043

Non-interest earning assets:
Cash and due from banks	15,433	15,488
Premises and equipment	9,449	9,446
Other assets	79,643	71,004
Allowance for loan losses	(20,793)	(9,144)

Total assets	$958,028	$962,837

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$57,365	$62,355
Savings	75,287	71,759
Money market	151,162	141,442
Other time	386,343	326,221
Total interest bearing deposits	670,157	601,777
Borrowings:
Federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings	5,490	94,901
Advanced from Federal Home Loan Bank	32,494	13,853
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085
Total interest bearing liabilities	721,226	723,616

Non-interest bearing liabilities:
Demand deposits	116,954	113,298
Other liabilities	12,620	12,265
Shareholders’ equity	107,228	113,658
Total liabilities and shareholders’ equity	$958,028	$962,837